Exhibit 99.1

                  Certification of Principal Executive Officer
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, John Roblin, Chairman and Chief Executive Officer (principal executive officer) of Cover-All Technologies Inc., a Delaware corporation (the "Registrant"), certify that, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the period ended December 31, 2002 of the Registrant (the "Report"):

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2003

By:     /s/ John Roblin
   ---------------------------
Name:  John Roblin
Title: Chief Executive Officer